Exhibit 99.1

Yum China Reports Second Quarter 2019 Results

Total revenues grew 3% or 10% in constant currency;

Total system sales grew 10% and same-store sales grew 4% in constant currency

Shanghai, China (July 30, 2019) – Yum China Holdings, Inc. (the "Company" or "Yum China") (NYSE: YUMC) today reported unaudited results for the second quarter ended June 30, 2019. Reported GAAP results include Special Items, which are excluded from adjusted measures.  Special Items are not allocated to any segment and therefore only impact reported GAAP results of Yum China.  See “Reconciliation of Reported GAAP Results to Adjusted Measures” within this release.

Second Quarter Highlights

●	Total revenues increased 3% year over year to $2.12 billion from $2.07 billion (10% year over year increase excluding foreign currency translation (“F/X”)).
●	Total system sales grew 10% year over year, with growth of 12% at KFC and 4% at Pizza Hut, excluding F/X.
●	Same-store sales grew 4% year over year, with a 5% increase at KFC and a 1% increase at Pizza Hut, excluding F/X.
●	Restaurant margin was 14.7%, as compared with 15.1% in the prior year period.
●	Operating Profit increased 6% year over year to $204 million from $193 million (14% year over year increase excluding F/X).
●	Effective tax rate was 20.0%.
●

Net Income increased 24% to $178 million from $143 million in the prior year period, primarily due to the increase in operating profit and mark to market gain from our equity investment in Meituan Dianping.

●	Diluted EPS increased 28% to $0.46 from $0.36 in the prior year period (14% year over year increase excluding the $0.04 per share mark to market gain from our equity investment in Meituan Dianping).
●	Opened 178 new restaurants during the quarter, bringing total store count to 8,751 across more than 1,300 cities.

Key Financial Results

	Second Quarter 2019				Year to Date Ended 6/30/2019
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit
Yum China	+10	+4	+7	+6	+10	+4	+7	(14)
KFC	+12	+5	+8	+3	+12	+5	+8	(1)
Pizza Hut	+4	+1	+2	+50	+3	+1	+2	+49

	Second Quarter				Year to Date Ended 6/30
(in US$ million, except			% Change				% Change
per share data and percentages)	2019	2018	Reported	Ex F/X	2019	2018	Reported	Ex F/X
Operating Profit	$204	$193	+6	+14	$507	$588	(14)	(8)
Adjusted Operating Profit[1]	$204	$193	+6	+14	$507	$490	+4	+11
Net Income	$178	$143	+24	+33	$400	$431	(7)	(1)
Adjusted Net Income[1]	$178	$143	+24	+33	$408	$357	+14	+22
Basic Earnings Per Common Share	$0.47	$0.37	+27	+35	$1.06	$1.12	(5)	+1
Adjusted Basic Earnings Per
Common Share[1]	$0.47	$0.37	+27	+35	$1.08	$0.93	+16	+24
Diluted Earnings Per Common Share	$0.46	$0.36	+28	+36	$1.03	$1.08	(5)	+2
Adjusted Diluted Earnings Per
Common Share[1]	$0.46	$0.36	+28	+36	$1.05	$0.89	+18	+26

1 See “Reconciliation of Reported GAAP Results to Adjusted Measures” included in the accompanying tables of this release for further details.

Yum China Holdings, Inc. •  Shanghai, China •  Website http://ir.yumchina.com

Note:  All comparisons are versus the same period a year ago.

NM refers to changes over 100%, from negative to positive amounts or from zero to an amount.

Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X.

CEO and CFO Comments

“We are pleased to report another set of strong operating results for the second quarter, reflecting the resilience of our business model and our ability to capitalize on our digital, data and delivery capabilities,” said Joey Wat, CEO of Yum China. “We delivered a 10% increase in system sales in constant currency, marking our eleventh consecutive quarter of system sales growth since the spin-off. This strong result was driven by solid second quarter sales performance at both core brands with KFC and Pizza Hut delivering 5% and 1% same-store sales growth, respectively, and an ongoing acceleration of new store openings at KFC. We are also pleased to have delivered a 14% increase in operating profit in constant currency despite margin pressure from ongoing promotions and chicken and wage inflation.”

“Looking forward, we expect overall sales growth to moderate as KFC begins to lap several key sales drivers, including successful value campaigns that we initiated in the second half of 2018. However, we remain confident that our strong foundation and commitment to innovation throughout our business will power continued growth for Yum China. We will continue to create new and exciting menu items, and leverage our leadership in digital, data and delivery to meet the evolving needs of our consumers.”

Jacky Lo, CFO of Yum China, added, “We continued to capitalize on market opportunities across China with aggressive, KFC-led store expansion and achieved a total store count of 8,751 at the end of the second quarter. With a strong cash payback period for new KFC stores and many untapped opportunities, we intend to continue to rapidly expand our store footprint in the second half of the year. We now expect full year 2019 gross new store openings to be between 800 and 850 units with accelerating development of new units across multiple brands.”

“The ongoing expansion and strong operating performance fueled robust free cash flow generation in the second quarter, enabling us to return capital to our shareholders by repurchasing $75 million of shares and paying $45 million in dividends during the period. We are confident that our focus on profitable and sustainable growth will enable us to continue to generate significant value for our shareholders over the long term.”

Dividend and Share Repurchase

●

The Board of Directors declared a cash dividend of $0.12 per share on Yum China’s common stock, payable as of the close of business on September 17, 2019 to stockholders of record as of the close of business on August 27, 2019.

●	During the second quarter, we repurchased approximately 1.8 million shares of Yum China common stock for $74.9 million at an average price of $42.60 per share.

Digital and Delivery

●

As of June 30, 2019, the KFC loyalty program had over 185 million members and the Pizza Hut loyalty program had over 60 million members, an increase of 50 million and 15 million, respectively, year over year.

●	Digital payments accounted for 90% of Company sales in the quarter, an increase of 5 percentage points year over year.
●

Delivery contributed to 20% of Company sales in the second quarter of 2019, an increase of 4 percentage points year over year. Delivery services are now available in 1,190 cities, up from 1,010 cities in the prior year period.

New-Unit Development and Asset Upgrade

●	The Company opened 178 new restaurants and remodeled 238 restaurants in the second quarter of 2019.
	New Units		Restaurant Count
	Second Quarter	Year to Date	As of 6/30
	2019	Ended 6/30/2019	2019	2018
Yum China	178	415	8,751	8,198
KFC	136	327	6,179	5,696
Pizza Hut	26	60	2,252	2,209
Others[2]	16	28	320	293

2 Others include Little Sheep, East Dawning, Taco Bell and COFFii & JOY.

Restaurant Margin

●

In the second quarter of 2019, Yum China restaurant margin was 14.7%, as compared with 15.1% in the prior year period, primarily attributable to wage and commodity inflation and promotional activities, partially offset by sales leverage and other cost savings.

	Second Quarter			Year to Date Ended 6/30
	2019	2018	% pts change	2019	2018	% pts change
Yum China	14.7%	15.1%	(0.4)	16.7%	16.6%	+0.1
KFC	16.1%	16.8%	(0.7)	18.1%	18.9%	(0.8)
Pizza Hut	11.3%	11.1%	+0.2	12.9%	10.8%	+2.1

2019 Outlook

●	The Company is updating its fiscal year 2019 targets as follows:
-

Between 800 and 850 gross new units. The increased store count reflects the accelerating development of multiple brands with the majority of the incremental new units coming from KFC and the new inclusion of COFFii & JOY.

-	Capital expenditures between $475 million and $525 million.
●	The Company continues to expect a fiscal year 2019 effective tax rate below 28%, excluding any impact from the Company’s equity investment in Meituan Dianping.

Conference Call

Yum China’s management will hold an earnings conference call at 8:00 p.m. U.S. Eastern Time on Tuesday, July 30, 2019 (8:00 a.m. Beijing/Hong Kong Time on Wednesday, July 31, 2019). A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com.

US:	+1 845 675 0437
Hong Kong:	+852 3018 6771
Mainland China:	400 620 8038 or 800 819 0121
UK:	+44 20 36214779
International:	+65 6713 5090
Passcode:	Yum China

A replay of the conference call will be available two hours after the call ends until 10:00 a.m. U.S. Eastern Time on Wednesday, August 7, 2019 (10:00 p.m. Beijing/Hong Kong Time on Wednesday, August 7, 2019) and may be accessed by phone at the following numbers:

US:	+1 855 452 5696
International:	+61 2 9003 4211
Passcode:	9567775

Additionally, a live webcast and an archived webcast of this conference call will be available at http://ir.yumchina.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “2019 Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, the capital structure and effective tax rate of Yum China, the anticipated effects of our digital and delivery capabilities on growth and beliefs regarding the long-term drivers of Yum China's business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, a California-based restaurant chain serving innovative Mexican-inspired food. Yum China also owns the Little Sheep, East Dawning and COFFii & JOY concepts outright. The Company had more than 8,700 restaurants in over 1,300 cities at the end of June 2019. In 2019, Yum China was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2019 in China by the Top Employers Institute. For more information, please visit http://ir.yumchina.com.

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com

Media Contact:
Tel: +86 21 2407 7510 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2019	6/30/2018	B/(W)		6/30/2019	6/30/2018	B/(W)
Revenues
Company sales	$1,926	$1,888	2		$4,015	$3,904	3
Franchise fees and income	36	34	5		75	74	2
Revenues from transactions with franchisees and unconsolidated affiliates	154	141	10		324	302	7
Other revenues	8	5	48		14	9	51
Total revenues	2,124	2,068	3		4,428	4,289	3
Costs and Expenses, Net
Company restaurants
Food and paper	607	571	(6)		1,245	1,165	(7)
Payroll and employee benefits	450	424	(6)		916	866	(6)
Occupancy and other operating expenses	586	607	3		1,185	1,226	3
Company restaurant expenses	1,643	1,602	(3)		3,346	3,257	(3)
General and administrative expenses	109	101	(9)		223	215	(4)
Franchise expenses	16	17	5		36	37	2
Expenses for transactions with franchisees and unconsolidated affiliates	154	138	(11)		321	298	(8)
Other operating costs and expenses	6	7	8		11	11	(1)
Closures and impairment expenses, net	4	17	81		15	16	7
Other income, net	(12)	(7)	77		(31)	(133)	(77)
Total costs and expenses, net	1,920	1,875	(2)		3,921	3,701	(6)
Operating Profit	204	193	6		507	588	(14)
Interest income, net	10	10	(8)		19	18	3
Investment gain	17	—	NM		27	—	NM
Income Before Income Taxes	231	203	14		553	606	(9)
Income tax provision	(46)	(53)	13		(139)	(160)	13
Net income – including noncontrolling interests	185	150	23		414	446	(7)
Net income – noncontrolling interests	7	7	—		14	15	7
Net Income – Yum China Holdings, Inc.	$178	$143	24		$400	$431	(7)
Effective tax rate	20.0%	26.0%	6.0	ppts.	25.2%	26.4%	1.2	ppts.

Basic Earnings Per Common Share	$0.47	$0.37			$1.06	$1.12
Weighted average shares outstanding (in millions)	378	386			378	386

Diluted Earnings Per Common Share	$0.46	$0.36			$1.03	$1.08
Weighted average shares outstanding (in millions)	389	398			389	400

Cash Dividends Declared Per Common Share	$0.12	$0.10			$0.24	$0.20

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.5	30.3	(1.2)	ppts.	31.0	29.8	(1.2)	ppts.
Payroll and employee benefits	23.4	22.5	(0.9)	ppts.	22.8	22.2	(0.6)	ppts.
Occupancy and other operating expenses	30.4	32.1	1.7	ppts.	29.5	31.4	1.9	ppts.
Restaurant margin	14.7%	15.1%	(0.4)	ppts.	16.7%	16.6%	0.1	ppts.
Operating margin	10.6%	10.2%	0.4	ppts.	12.6%	15.1%	(2.5)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2019	6/30/2018	B/(W)		6/30/2019	6/30/2018	B/(W)
Revenues
Company sales	$1,410	$1,352	4		$2,949	$2,796	5
Franchise fees and income	33	33	2		69	70	—
Revenues from transactions with franchisees and unconsolidated affiliates	15	15	2		32	32	1
Total revenues	1,458	1,400	4		3,050	2,898	5
Costs and Expenses, Net
Company restaurants
Food and paper	450	413	(9)		926	837	(11)
Payroll and employee benefits	311	289	(7)		631	582	(8)
Occupancy and other operating expenses	424	423	—		858	849	(1)
Company restaurant expenses	1,185	1,125	(5)		2,415	2,268	(6)
General and administrative expenses	49	45	(11)		98	91	(8)
Franchise expenses	16	17	2		35	36	2
Expenses for transactions with franchisees and unconsolidated affiliates	15	15	(1)		32	32	—
Closures and impairment expenses, net	—	6	NM		7	6	(23)
Other income, net	(12)	(7)	61		(30)	(30)	(4)
Total costs and expenses, net	1,253	1,201	(4)		2,557	2,403	(7)
Operating Profit	$205	$199	3		$493	$495	(1)
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	31.9	30.5	(1.4)	ppts.	31.4	29.9	(1.5)	ppts.
Payroll and employee benefits	22.0	21.4	(0.6)	ppts.	21.4	20.8	(0.6)	ppts.
Occupancy and other operating expenses	30.0	31.3	1.3	ppts.	29.1	30.4	1.3	ppts.
Restaurant margin	16.1%	16.8%	(0.7)	ppts.	18.1%	18.9%	(0.8)	ppts.
Operating margin	14.5%	14.7%	(0.2)	ppts.	16.7%	17.7%	(1.0)	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change		Year to Date Ended		% Change
	6/30/2019	6/30/2018	B/(W)		6/30/2019	6/30/2018	B/(W)
Revenues
Company sales	$507	$528	(4)		$1,048	$1,092	(4)
Franchise fees and income	1	—	52		2	1	48
Revenues from transactions with franchisees and unconsolidated affiliates	1	—	NM		2	—	NM
Other revenues	1	—	NM		1	—	NM
Total revenues	510	528	(4)		1,053	1,093	(4)
Costs and Expenses, Net
Company restaurants
Food and paper	155	156	—		314	323	3
Payroll and employee benefits	137	133	(3)		280	280	—
Occupancy and other operating expenses	157	182	13		319	372	14
Company restaurant expenses	449	471	4		913	975	6
General and administrative expenses	27	28	4		51	56	9
Franchise expenses	—	—	—		1	1	(21)
Expenses for transactions with franchisees and unconsolidated affiliates	1	—	NM		2	—	NM
Other operating costs and expenses	1	—	NM		1	—	NM
Closures and impairment expenses, net	3	11	82		6	10	43
Other income, net	—	(1)	(93)		—	(2)	NM
Total costs and expenses, net	481	509	6		974	1,040	7
Operating Profit	$29	$19	50		$79	$53	49
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.7	29.5	(1.2)	ppts.	30.0	29.6	(0.4)	ppts.
Payroll and employee benefits	27.0	25.2	(1.8)	ppts.	26.7	25.7	(1.0)	ppts.
Occupancy and other operating expenses	31.0	34.2	3.2	ppts.	30.4	33.9	3.5	ppts.
Restaurant margin	11.3%	11.1%	0.2	ppts.	12.9%	10.8%	2.1	ppts.
Operating margin	5.8%	3.7%	2.1	ppts.	7.6%	4.9%	2.7	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	6/30/2019	12/31/2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$1,296	$1,266
Short-term investments	284	122
Accounts receivable, net	85	80
Inventories, net	309	307
Prepaid expenses and other current assets	163	177
Total Current Assets	2,137	1,952
Property, plant and equipment, net	1,571	1,615
Operating lease right-of-use assets	1,954	—
Goodwill	266	266
Intangible assets, net	105	116
Deferred income taxes	99	89
Investments in unconsolidated affiliates	58	81
Other assets	535	491
Total Assets	6,725	4,610
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,569	1,199
Income taxes payable	57	54
Total Current Liabilities	1,626	1,253
Non-current operating lease liabilities	1,795	—
Capital lease obligations	24	25
Other liabilities	201	355
Total Liabilities	3,646	1,633
Redeemable Noncontrolling Interest	1	1
Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 394 million shares and 392 million shares issued at June 30, 2019 and December 31, 2018, respectively; 377 million shares and 379 million shares outstanding at June 30, 2019 and December 31, 2018, respectively	4	4
Treasury stock	(600)	(460)
Additional paid-in capital	2,417	2,402
Retained earnings	1,193	944
Accumulated other comprehensive loss	(17)	(17)
Total Equity – Yum China Holdings, Inc.	2,997	2,873
Noncontrolling interests	81	103
Total Equity	3,078	2,976
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$6,725	$4,610

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Year to Date Ended
	6/30/2019	6/30/2018
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$414	$446
Depreciation and amortization	217	235
Amortization of operating lease right-of-use assets	167	—
Closures and impairment expenses	15	16
Gain from re-measurement of equity interest upon acquisition	—	(98)
Investment gain	(27)	—
Equity income from investments in unconsolidated affiliates	(37)	(35)
Distributions of income received from unconsolidated affiliates	38	41
Deferred income taxes	6	42
Share-based compensation expense	15	13
Changes in accounts receivable	(5)	(2)
Changes in inventories	(1)	18
Changes in prepaid expenses and other current assets	—	(28)
Changes in accounts payable and other current liabilities	70	182
Changes in income taxes payable	3	20
Changes in non-current operating lease liabilities	(188)	—
Other, net	(30)	(31)
Net Cash Provided by Operating Activities	657	819
Cash Flows – Investing Activities
Capital spending	(212)	(230)
Purchases of short-term investments	(409)	(370)
Maturities of short-term investments	248	295
Acquisition of business, net of cash acquired	—	(88)
Other, net	5	(13)
Net Cash Used in Investing Activities	(368)	(406)
Cash Flows – Financing Activities
Repayment of short-term borrowings assumed from acquisition	—	(10)
Repurchase of shares of common stock	(143)	(70)
Cash dividends paid on common stock	(91)	(77)
Dividends paid to noncontrolling interests	(25)	(27)
Other, net	—	(2)
Net Cash Used in Financing Activities	(259)	(186)
Effect of Exchange Rates on Cash and Cash Equivalents	—	(25)
Net Increase in Cash and Cash Equivalents	30	202
Cash and Cash Equivalents - Beginning of Period	1,266	1,059
Cash and Cash Equivalents - End of Period	$1,296	$1,261

In this press release:

●

The Company provides certain percentage changes excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●

Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year. We refer to these as our “base” stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

Reconciliation of Reported GAAP Results to Adjusted Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted EPS, Adjusted Effective Tax Rate and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. The Special Item for the year to date ended June 30, 2019 represents the impact from the US Tax Cuts and Jobs Act (the “Tax Act”), as described in the accompanying notes. The Special Item for the year to date ended June 30, 2018 represents a gain recognized from the re-measurement of our previously held equity interest in Wuxi KFC at fair value upon acquisition, as described in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. In addition, the Company provides Adjusted EBITDA because we believe that investors and analysts may find it useful in measuring operating performance without regard to items such as income tax, interest income, net, investment gain or loss, depreciation, amortization and other items, including store impairment charges and Special Items. These adjusted measures are not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of these adjusted measures provide additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our ongoing operations due to their nature.  These adjusted measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated Statements of Income and other information presented herein. A reconciliation of the most directly comparable GAAP measures to adjusted measures follows.

	Quarter Ended		Year to Date Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Detail of Special Items

Gain from re-measurement of equity interest upon acquisition(b)	$—	$—	$—	$98
Special Items, Operating Profit	—	—	—	98
Tax effect on Special Items(c)	—	—	—	(24)
Impact from the Tax Act(d)	—	—	(8)	—
Special Items, net income – including noncontrolling interests	—	—	(8)	74
Special Items, net income – noncontrolling interests	—	—	—	—
Special Items, Net Income –Yum China Holdings, Inc.	$—	$—	$(8)	$74
Weighted Average Diluted Shares Outstanding	389	398	389	400
Special Items, Diluted Earnings Per Common Share	$—	$—	$(0.02)	$0.19
Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$204	$193	$507	$588
Special Items, Operating Profit	—	—	—	98
Adjusted Operating Profit	$204	$193	$507	$490
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$178	$143	$400	$431
Special Items, Net Income –Yum China Holdings, Inc.	—	—	(8)	74
Adjusted Net Income – Yum China Holdings, Inc.	$178	$143	$408	$357
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.47	$0.37	$1.06	$1.12
Special Items, Basic Earnings Per Common Share	—	—	(0.02)	0.19
Adjusted Basic Earnings Per Common Share	$0.47	$0.37	$1.08	$0.93
Diluted Earnings Per Common Share	$0.46	$0.36	$1.03	$1.08
Special Items, Diluted Earnings Per Common Share	—	—	(0.02)	0.19
Adjusted Diluted Earnings Per Common Share	$0.46	$0.36	$1.05	$0.89
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	20.0%	26.0%	25.2%	26.4%
Impact on effective tax rate as a result of Special Items	—%	—%	1.4%	(0.2)%
Adjusted effective tax rate	20.0%	26.0%	23.8%	26.6%

Notes to the Condensed Consolidated Statements of Income, Condensed Consolidated Balance Sheets,

Condensed Consolidated Statements of Cash Flows and Reconciliation of Reported GAAP Results to Adjusted Measures

(in US$ million)

(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended June 30, 2019 and 2018 are unaudited.
(b)

As a result of the acquisition of Wuxi KFC in the first quarter of 2018, the Company recognized a gain of $98 million from the re-measurement of our previously held 47% equity interest at fair value, which was not allocated to any segment for performance reporting purposes.

(c)	The tax expense was determined based upon the nature, as well as the jurisdiction, of each Special Item at the applicable tax rate.
(d)

We completed the evaluation of the impact on our transition tax computation based on the final regulations released by the US Treasury Department and the IRS in the first quarter of 2019 and recorded an additional amount of $8 million for the transition tax accordingly.

Reconciliation of Net Income to Adjusted EBITDA

(in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter Ended		Year to Date Ended
	6/30/2019	6/30/2018	6/30/2019	6/30/2018
Reconciliation of Net Income to Adjusted EBITDA
Net Income – Yum China Holdings, Inc.	$178	$143	$400	$431
Net income – noncontrolling interests	7	7	14	15
Income tax provision	46	53	139	160
Interest income, net	(10)	(10)	(19)	(18)
Investment gain	(17)	—	(27)	—
Operating Profit	204	193	507	588
Special Items, Operating Profit	—	—	—	(98)
Adjusted Operating Profit	204	193	507	490
Depreciation and amortization	106	117	217	235
Store impairment charges	11	19	25	21
Adjusted EBITDA	$321	$329	$749	$746

Unit Count by Brand

KFC

	12/31/2018	New Builds	Closures	Refranchised	6/30/2019
Company-owned	4,597	258	(42)	(2)	4,811
Unconsolidated affiliates	811	51	(9)		853
Franchisees	502	18	(7)	2	515
Total	5,910	327	(58)	—	6,179

Pizza Hut

	12/31/2018	New Builds	Closures	Refranchised	6/30/2019
Company-owned	2,188	53	(47)	(16)	2,178
Franchisees	52	7	(1)	16	74
Total	2,240	60	(48)	—	2,252

Others

	12/31/2018	New Builds	Closures	Refranchised	6/30/2019
Company-owned	47	15	(2)		60
Franchisees	287	13	(40)		260
Total	334	28	(42)	—	320

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

Quarter Ended 6/30/2019	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$1,410	$507	$9	$—	$—	$1,926
Franchise fees and income	33	1	2	—	—	36
Revenues from transactions with franchisees and unconsolidated affiliates	15	1	5	133	—	154
Other revenues	—	1	16	1	(10)	8
Total revenues	$1,458	$510	$32	$134	$(10)	$2,124
Company restaurant expenses	1,185	449	9	—	—	1,643
General and administrative expenses	49	27	8	25	—	109
Franchise expenses	16	—	—	—	—	16
Expenses for transactions with franchisees and unconsolidated affiliates	15	1	5	133	—	154
Other operating costs and expenses	—	1	14	1	(10)	6
Closures and impairment expenses, net	—	3	1	—	—	4
Other income, net	(12)	—	—	—	—	(12)
Total costs and expenses, net	1,253	481	37	159	(10)	1,920
Operating Profit (Loss)	$205	$29	$(5)	$(25)	$—	$204

Quarter Ended 6/30/2018	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$1,352	$528	$8	$—	$—	$1,888
Franchise fees and income	33	—	1	—	—	34
Revenues from transactions with franchisees and unconsolidated affiliates	15	—	4	122	—	141
Other revenues	—	—	7	—	(2)	5
Total revenues	$1,400	$528	$20	$122	$(2)	$2,068
Company restaurant expenses	1,125	471	8	—	(2)	1,602
General and administrative expenses	45	28	9	19	—	101
Franchise expenses	17	—	—	—	—	17
Expenses for transactions with franchisees and unconsolidated affiliates	15	—	3	120	—	138
Other operating costs and expenses	—	—	7	—	—	7
Closures and impairment income, net	6	11	—	—	—	17
Other income, net	(7)	(1)	(1)	2	—	(7)
Total costs and expenses, net	1,201	509	26	141	(2)	1,875
Operating Profit (Loss)	$199	$19	$(6)	$(19)	$—	$193

Year to Date Ended 6/30/2019	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$2,949	$1,048	$18	$—	$—	$4,015
Franchise fees and income	69	2	4	—	—	75
Revenues from transactions with franchisees and unconsolidated affiliates	32	2	12	278	—	324
Other revenues	—	1	30	2	(19)	14
Total revenues	$3,050	$1,053	$64	$280	$(19)	$4,428
Company restaurant expenses	2,415	913	19	—	(1)	3,346
General and administrative expenses	98	51	16	58	—	223
Franchise expenses	35	1	—	—	—	36
Expenses for transactions with franchisees and unconsolidated affiliates	32	2	11	276	—	321
Other operating costs and expenses	—	1	26	2	(18)	11
Closures and impairment expenses, net	7	6	2	—	—	15
Other income, net	(30)	—	—	(1)	—	(31)
Total costs and expenses, net	2,557	974	74	335	(19)	3,921
Operating Profit (Loss)	$493	$79	$(10)	$(55)	$—	$507

Year to Date Ended 6/30/2018	KFC	Pizza Hut	All Other Segments(1)	Corporate and Unallocated(2)	Elimination	Total
Company sales	$2,796	$1,092	$16	$—	$—	$3,904
Franchise fees and income	70	1	3	—	—	74
Revenues from transactions with franchisees and unconsolidated affiliates	32	—	11	259	—	302
Other revenues	—	—	11	1	(3)	9
Total revenues	$2,898	$1,093	$41	$260	$(3)	$4,289
Company restaurant expenses	2,268	975	16	—	(2)	3,257
General and administrative expenses	91	56	16	52	—	215
Franchise expenses	36	1	—	—	—	37
Expenses for transactions with franchisees and unconsolidated affiliates	32	—	9	257	—	298
Other operating costs and expenses	—	—	11	1	(1)	11
Closures and impairment income, net	6	10	—	—	—	16
Other income, net	(30)	(2)	(1)	(100)	—	(133)
Total costs and expenses, net	2,403	1,040	51	210	(3)	3,701
Operating Profit (Loss)	$495	$53	$(10)	$50	$—	$588

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)

Starting from the first quarter of 2019, our newly developed COFFii & JOY concept and e-commerce business became operating segments, as their financial results started being regularly reviewed by the Company’s chief operating decision maker. Accordingly, our six non-reportable operating segments, reflecting the operations of East Dawning, Little Sheep, Taco Bell, Daojia, COFFii & JOY and our e-commerce business, are combined and referred to as All Other Segments, as those operating segments are insignificant both individually and in the aggregate. Segment financial information for prior quarters has been recast to align with this change in segment reporting. There was no impact on the condensed consolidated financial statements of the Company as a result of this change.

(2)

Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes. Amount includes revenues and expenses associated with transactions with franchisees and unconsolidated affiliates such as inventory procurement and other services provided to franchisees and unconsolidated affiliates. The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See “Reconciliation of Reported GAAP Results to Adjusted Measures”.